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                      FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT (the "Amendment") dated as of February 1st, 1999 is between THE SPORTSMAN'S GUIDE, INC. (the "Borrower"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION ("Norwest") and M&I MARSHALL & ILSLEY BANK ("M&I") (M&I and Norwest each referred to herein as a "Bank" and collectively as "Banks"), and Norwest as agent for the Banks (in such capacity, the "Agent").

BACKGROUND

The Borrower and the Banks entered into a Credit Agreement (the "Agreement") dated June 26, 1998, pursuant to which the Banks extended to the Borrower a $20,000,000.00 revolving line of credit (the "Line").

The Borrower has requested that the Banks modify the covenant contained in
Section 7.2 of the Agreement as described herein. The Banks are willing to grant this request subject to the terms and conditions of this First Amendment. Capitalized terms not otherwise defined in this First Amendment shall have the meaning given them in the Agreement.

In consideration of the premises, the Banks and the Borrower agree that the Agreement is hereby amended as follows:

1. Section 2.5 of the Agreement is hereby deleted in its entirety and restated as follows:

     2.5 INTEREST RATES. (a) Interest on that portion of the outstanding principal of the Revolving Notes comprised of Base Rate Borrowings shall be calculated at an annual rate equal to the Base Rate in effect from time to time less one-half of one percent (0.50%) (PROVIDED, that such deduction from the Base Rate shall decrease to 0.30% for the period from February 1, 1999 until the later of February 1, 2000 or the receipt by the Banks of a Compliance Certificate showing net income of the Borrower of not less than $2,000,000 on a rolling four-quarters basis), and shall change as and when the Base Rate changes. Interest shall be calculated on the basis of the actual number of days elapsed in a year of 360 days.

     (b) Interest on the unpaid principal of LIBOR Borrowings shall be calculated for each Interest Period at a fixed annual rate equal to the sum of the Reserve Adjusted LIBOR Rate determined for such Interest Period plus one and eight-tenths percent (1.80%) (PROVIDED, that such margin shall increase to 2.00% for the period from February 1, 1999 until the later of February 1, 2000 or the receipt by the Banks of a Compliance Certificate showing net income of the Borrower of not less than $2,000,000 on a rolling four-quarters basis). Interest shall be calculated on the basis of the actual number of days elapsed in a year of 360 days.

2. Section 2.11 (b) of the Agreement is hereby deleted in its entirety and restated as follows:

     (b) FEES AND EXPENSES. The Borrower shall pay to the Agent a credit fee of 1.80% (PROVIDED, that such fee shall increase to 2.00% for the period from February 1, 1999 until the later of February 1, 2000 or the receipt by the Banks of a Compliance Certificate showing net income of the Borrower of not less than $2,000,000 on a rolling four-quarters basis) per annum on the face amount of each Standby L/C, and calculated on the basis of actual days elapsed in a 360-day year, with a minimum fee of $300.00. The Service Fee and a $300.00 minimum fee shall be retained by the Agent and the balance shall be paid

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     by the Agent to the Banks according to their respective Line
     Percentages. This fee shall be paid in advance and is in addition to all other fees or expenses provided for in the L/C Application, which shall be for the account of the Agent.

3. Section 2.12(b) of the Agreement is hereby deleted in its entirety and restated as follows:

     (b) FEES AND EXPENSES. The Agent's standard operational charges and fees will be charged for each Documentary L/C and shall be for the account of the Agent. In addition, the Borrower shall pay to the Agent a credit fee of 1.80% per annum on the face amount of each Documentary L/C and time draft (PROVIDED, that such fee shall increase to 2.00% for the period from February 1, 1999 until the later of February 1, 2000 or the receipt by the Banks of a Compliance Certificate showing net income of the Borrower of not less than $2,000,000 on a rolling four-quarters basis), calculated on the basis of actual days elapsed in a 360-day year. The Service Fee shall be retained by the Agent and the balance shall be paid by the Agent to the Banks according to their respective Line Percentages. This fee shall be paid in advance at the time of issuance of each Documentary L/C, based upon the combined tenor of the Documentary L/C and any related time drafts and is in addition to all other fees or expenses provided for in the L/C Application, which shall be for the account of the Agent.

4. Section 7.2(c) of the Agreement is hereby deleted in its entirety and restated as follows:

     (c) NET INCOME. Achieve on a rolling four quarters basis a minimum Net Income of $900,000 for the quarters ending December 31, 1998 through October 3, 1999 and $2,000,000 as of each fiscal quarter end thereafter.

5.   The Borrower hereby represents and warrants to the Banks as follows:

          A. The Agreement as amended by this First Amendment remains in full force and effect.

          B. Other than as set forth above, the Borrower has no knowledge of any default under the terms of the Agreement or any note evidencing any of the obligations of the Borrower that are documented in the Agreement, or of any event that with notice or the lapse of time or both would constitute a default under the Agreement or any such notes.

          C. The execution, delivery and performance of this First Amendment is within its corporate powers, have been duly authorized and are not in contravention of law or the terms of the Borrower's articles of incorporation or by-laws, or of any undertaking to which the Borrower is a party or by which it is bound.

6. Except as modified by this First Amendment, the Agreement remains unchanged and in full force and effect.

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IN WITNESS WHEREOF, the Banks, the Agent and the Borrower have executed this
First Amendment as of the date and year first above written.


NORWEST BANK MINNESOTA,                   THE SPORTSMAN'S GUIDE, INC.
  NATIONAL ASSOCIATION, AS AGENT

BY: /s/ Thomas L. Falck                   BY: /s/ Charles Lingen
    ---------------------------------         ---------------------------------
    THOMAS L. FALCK
    VICE PRESIDENT AND SENIOR BANKER      ITS:         CFO
                                               --------------------------------



NORWEST BANK MINNESOTA,                   M&I MARSHALL & ILSLEY BANK
  NATIONAL ASSOCIATION

BY: /s/ Thomas L. Falck                   BY: /s/ Doug Pudvah
    ---------------------------------         ---------------------------------
    THOMAS L. FALCK
    VICE PRESIDENT AND SENIOR BANKER      ITS:         VP
                                               --------------------------------


                                          AND BY: /s/ J.M. Howard, Jr.
                                                  -----------------------------
                                          ITS:         VP
                                               --------------------------------




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